Security First Life Insurance Company
                          11365 West Olympic Boulevard
                          Los Angeles, California 90064




Security First Life Insurance Company (referred to as "we, us and our") will make Annuity Payments as described in this Contract beginning on the Annuity Date.

This  Contract  is issued in return  for the  payment  of the  initial  Purchase
Payment.



FREE LOOK PROVISION - RIGHT TO CANCEL
This Contract may be returned for any reason within [10] days after you receive it by mailing or delivering the Contract to either us or the agent who sold it. Return of this Contract by mail is effective on being postmarked, properly addressed and postage prepaid. We will promptly refund your Account Value as of the Business Day we receive your Contract. Your Account Value may be more or less than your Purchase Payment.



Signed for the Company.



INDIVIDUAL FLEXIBLE PURCHASE PAYMENT

DEFERRED VARIABLE ANNUITY CONTRACT

NONPARTICIPATING


READ YOUR CONTRACT CAREFULLY

ANNUITY  PAYMENTS  AND  VALUES  PROVIDED  BY THIS  CONTRACT,  WHEN  BASED ON THE
INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


                       Security First Life Insurance Company
                          11365 West Olympic Boulevard
                          Los Angeles, California 90064





Security First Life Insurance Company (referred to as "we, us and our") will make Annuity Payments as described in this Contract beginning on the

Annuity Date.

This  Contract  is issued in return  for the  payment  of the  initial  Purchase
Payment.



FREE LOOK PROVISION - RIGHT TO CANCEL
This Contract may be returned for any reason within [10] days after you receive it by mailing or delivering the Contract to either us or the agent who sold it. Return of this Contract by mail is effective on being postmarked, properly addressed and postage prepaid. We will promptly refund the greater of: 1) your Account Value as of the Business Day we receive your Contract; or 2) Purchase Payments less any withdrawals.



Signed for the Company.






INDIVIDUAL FLEXIBLE PURCHASE PAYMENT

DEFERRED VARIABLE ANNUITY CONTRACT

NONPARTICIPATING


READ YOUR CONTRACT CAREFULLY

ANNUITY  PAYMENTS  AND  VALUES  PROVIDED  BY THIS  CONTRACT,  WHEN  BASED ON THE
INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.




                      Security First Life Insurance Company
                          11365 West Olympic Boulevard
                          Los Angeles, California 90064





Security First Life Insurance Company (referred to as "we, us and our") will make Annuity Payments as described in this Contract beginning on the Annuity Date.

This  Contract  is issued in return  for the  payment  of the  initial  Purchase
Payment.



FREE LOOK PROVISION - RIGHT TO CANCEL
This Contract may be returned for any reason within [20] days after you receive it by mailing or delivering the Contract to either us or the agent who sold it. Return of this Contract by mail is effective on being postmarked, properly addressed and postage prepaid. We will promptly refund your Account Value as of the Business Day we receive your Contract. Your Account Value may be more or less than your Purchase Payment.



Signed for the Company.






INDIVIDUAL FLEXIBLE PURCHASE PAYMENT

DEFERRED VARIABLE ANNUITY CONTRACT

NONPARTICIPATING


READ YOUR CONTRACT CAREFULLY

ANNUITY  PAYMENTS  AND  VALUES  PROVIDED  BY THIS  CONTRACT,  WHEN  BASED ON THE
INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.



                    Security First Life Insurance Company
                          11365 West Olympic Boulevard
                          Los Angeles, California 90064





Security First Life Insurance Company (referred to as "we, us and our") will make Annuity Payments as described in this Contract beginning on the Annuity Date.

This  Contract  is issued in return  for the  payment  of the  initial  Purchase
Payment.

FREE LOOK PROVISION - RIGHT TO CANCEL
This Contract may be returned for any reason within [10] days after you receive it by mailing or delivering the Contract to either us or the agent who sold it. Return of this Contract by mail is effective on being postmarked, properly addressed and postage prepaid. We will promptly refund your Purchase Payment as of the Business Day we receive your Contract.



Signed for the Company.






INDIVIDUAL FLEXIBLE PURCHASE PAYMENT

DEFERRED VARIABLE ANNUITY CONTRACT

NONPARTICIPATING


READ YOUR CONTRACT CAREFULLY

ANNUITY  PAYMENTS  AND  VALUES  PROVIDED  BY THIS  CONTRACT,  WHEN  BASED ON THE
INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.



                 Security First Life Insurance Company
                          11365 West Olympic Boulevard
                          Los Angeles, California 90064





Security First Life Insurance Company (referred to as "we, us and our") will make Annuity Payments as described in this Contract beginning on the Annuity Date.

This  Contract  is issued in return  for the  payment  of the  initial  Purchase
Payment.



FREE LOOK PROVISION - RIGHT TO CANCEL
This Contract may be returned for any reason within [20] days after you receive it by mailing or delivering the Contract to either us or the agent who sold it. Return of this Contract by mail is effective on being postmarked, properly addressed and postage prepaid. We will promptly refund your Purchase Payment as of the Business Day we receive your Contract.



Signed for the Company.






INDIVIDUAL FLEXIBLE PURCHASE PAYMENT

DEFERRED VARIABLE ANNUITY CONTRACT

NONPARTICIPATING


READ YOUR CONTRACT CAREFULLY

ANNUITY  PAYMENTS  AND  VALUES  PROVIDED  BY THIS  CONTRACT,  WHEN  BASED ON THE
INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

TABLE OF CONTENTS
                                                                            Page

Definitions
General Provisions
Annuitant, Ownership, Assignment Provisions
Beneficiary Provisions
Purchase Payment Provisions
Account Value Provision
Separate Account Provisions
Transfer Provisions
Death Benefit Provisions
Withdrawal Provisions
Annuity Provisions
Suspension or Deferral of Payments or Transfers from the Separate Account Reserves, Values and Benefits



                                CONTRACT SCHEDULE

OWNER:   [John Doe]               SEX:   [M]   AGE AT ISSUE:   [50]

JOINT OWNER:   [Jane Doe]         SEX:   [F]   AGE AT ISSUE:   [50]

ANNUITANT:   [John Doe]           SEX:   [M]   AGE AT ISSUE:   [50]

CONTRACT NUMBER:   [12345678]                  ISSUE DATE:   [February 15, 2001]

PLAN TYPE:   [Qualified or Non-Qualified]      ANNUITY DATE:   [May 1, 2040]



PURCHASE PAYMENTS:              [We reserve the right to reject any Purchase Payment.]

     Minimum Subsequent
     Purchase Payment:          [$500 for both Non-Qualified and Qualified, unless you have elected an automatic sweep program.]

     Maximum Total
     Purchase Payments:         [$1,000,000, without our prior approval.]

     [Purchase Payment Credits: [5%] of each purchase payment for cumulative  purchase  payments of less than $1,000,000.  [6%] of each purchase payment received when cumulative purchase payments are $1,000,000 or more.]

MINIMUM ACCOUNT VALUE:          [$2,000]


BENEFICIARY:                    [As  designated  by you as of the Issue  Date  unless  changed  in  accordance  with the  Contract provisions.]

PRODUCT CHARGES:
     [Separate Account:         We assess certain daily charges equal on an annual basis to the  percentages  set out below of the average daily net asset value of each Subaccount of the Separate Account:

                                Mortality and Expense Charge: 1.45%

                                Administration Charge: 0.25%

                                Death Benefit Rider Charge: 0.30%

                                Additional Death Benefit Rider Charge: 0.25%

     Contract Level:            We assess a Guaranteed Minimum Income Benefit Rider Charge of 0.35% of the
                                Income Base.]

ACCOUNT FEE:                    [The Account Fee is [$30.00] each Contract Year.  During the Accumulation  Period, on the Contract
                                Anniversary  the full Account Fee is deducted  from each  applicable  Subaccount in the ratio that the Account Value in the Subaccount bears to the total Account Value in the Separate  Account.  On the Annuity  Calculation  Date,  a pro-rata  portion of the Account Fee will be deducted  from the
                                Account Value as described above.  However,  if your Account Value on the last day of the Contract
                                Year or on the Annuity  Calculation Date is at least  [$50,000],  then no Account Fee is deducted.
                                If during the  Accumulation  Period,  a total  withdrawal  is made,  the full  Account Fee will be deducted at the time of the total  withdrawal.  During the Annuity  Period the Account Fee will be deducted  regardless  of the size of your  Contract  and it will be  deducted  pro-rata  from each
                                Annuity Payment.]

SEPARATE ACCOUNT:   [Security First Life Separate Account A]

ALLOCATION REQUIREMENTS:

     [1. Currently, you can select from any of the Subaccounts or the Fixed Account (if a Fixed Annuity Rider has been issued). However, we reserve the right to limit this in the future.

     2. Allocations must be in whole numbers. Each allocation must be at least $500. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

     3. We reserve the right to restrict allocations to the Fixed Account if any of the following conditions exist: (a) the credited interest rate for the amount to be allocated is equal to the Minimum Guaranteed Interest Rate for the Fixed Account; (b) the Account Value in the Fixed Account equals or exceeds $500,000; or (c) a transfer was made out of the Fixed Account within the previous 180 days.]

TRANSFER REQUIREMENTS:
Number Permitted: [The maximum number of transfers per Contract Year shall be 12 (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Rules and the issuance of a Fixed Annuity Rider, during the Accumulation Period you may make transfers into the Fixed Account from the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above. There are further limitations on transfers from the Fixed Account to the Separate Account as set forth below.

During the Annuity Period, you cannot make transfers from the General Account to the Subaccounts].

Transfer Fee: [In the event that 12 transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of $25 for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount or Fixed Account from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.]

Minimum and Maximum Amount to be Transferred: [The minimum amount that may be transferred from a Subaccount is $500, or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

The minimum amount that may be transferred from the Fixed Account during the Accumulation Period is $500, or your entire interest in the Fixed Account. Transfers out of the Fixed Account during the Accumulation Period shall be limited to the greater of (a) 25% of the Fixed Account Value at the beginning of the Contract Year, or (b) the amount transferred out of the Fixed Account in the prior Contract Year.]

WITHDRAWALS:
Withdrawal Charge: [A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

(1) Earnings in the Contract (Earnings are equal to your Account Value less Purchase Payments not withdrawn); and then

(2)  The Free Withdrawal Amount described below, if any; then

(3) Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

Withdrawal Charges are determined in accordance with the following schedule:

                               WITHDRAWAL CHARGES
           Number of Complete Years
           from Receipt of Purchase Payment                      % Charge
                           0                                            8
                           1                                            8
                           2                                            8
                           3                                            7
                           4                                            6
                           5                                            5
                           6                                            4
                           7                                            3
                           8                                            2
                   9 and thereafter                                    0]

[Free Withdrawal Amount: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This right is non-cumulative.]

Minimum Partial Withdrawal: [$500, or your entire interest in the Fixed Account or Subaccount]

Minimum  Withdrawal  Value  Which must  Remain in the  Contract  after a Partial
Withdrawal: [$2,000]

ANNUITY REQUIREMENTS:
     [1. The Annuity Date must be the first day of a calendar month. Unless otherwise designated by you, the Annuity Date will be the later of the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.

     2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

     3. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year setback with interest at the Minimum Guaranteed Interest Rate for the Fixed Account.]

FIXED ACCOUNT:
     [Initial Guarantee Period:  Through the end of the current calendar year

     Renewal Guarantee Period:  A calendar year

     Initial Current Interest Rate:  4.60%

     Minimum Guaranteed Interest Rate:  3.00% annually]

ANNUITY SERVICE OFFICE:
      Security First Life Insurance Company
     [P.O. Box 10366
     Des Moines, Iowa 50306-0366
     (800) 343-8496]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:
     [Fixed Account Rider for Variable Annuity
     Enhanced Dollar Cost Averaging Rider
     Three Month Market Entry Rider
     Death Benefit Rider - Return of Purchase Payments
     Death Benefit Rider - Annual Step-up
     Death Benefit Rider - Greater of Annual Step-up or 5% Annual Increase Guaranteed Minimum Income Benefit Rider - [Living Benefit]
     Additional Death Benefit Rider - [Earnings Preservation Benefit]
     Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider
     Purchase  Payment  Credit  Rider
     Individual Retirement   Annuity   Endorsement
     Roth  Individual   Retirement   Annuity Endorsement
     Tax Sheltered Annuity  Endorsement
     401 Plan Endorsement
     Unisex Annuity Rates Rider]

DEFINITIONS
ACCOUNT VALUE -- The sum of your interests in the Subaccounts of the Separate Account.

ACCUMULATION UNIT -- A unit of measure used to calculate the Account Value in a Subaccount of the Separate Account during the Accumulation Period.

ACCUMULATION PERIOD -- The period prior to the Annuity Date during which you can make Purchase Payments.

ANNUITANT -- The natural person(s) on whose life Annuity Payments are based. You may change the Annuitant at any time prior to the Annuity Date unless an Owner is not a natural person. Any reference to Annuitant shall also include any Joint Annuitant under an Annuity Option. The Annuitant and Owner do not have to be the same person.

ANNUITY PAYMENTS -- The series of payments made to the Owner or other named payee after the Annuity Date under the Annuity Option elected.

ANNUITY DATE -- The date on which Annuity Payments begin. The Annuity Date is shown on the Contract Schedule.

ANNUITY PERIOD -- The period starting on the Annuity Date during which Annuity Payments are payable.

ANNUITY SERVICE OFFICE -- The office indicated on the Contract Schedule to which notices, requests and Purchase Payments must be sent, or as otherwise directed by Notice from us. All sums payable by us under the Contract are payable through the Annuity Service Office.

ANNUITY UNIT -- A unit of measure used to calculate Variable Annuity Payments after the Annuity Date.

ATTAINED AGE -- The age of any Owner or Annuitant on his/her last birthday.

BENEFICIARY -- The person(s) or entity(ies) you name to receive a death benefit payable under this Contract upon the death of the Owner or a Joint Owner, or in certain, circumstances, an Annuitant.

BUSINESS DAY -- Each day that the New York Stock Exchange is open for business. The Separate Account will be valued each Business Day. A Business Day ends as of the close of regular trading on the New York Stock Exchange.

COMPANY-- Security First Life Insurance Company.

CONTRACT ANNIVERSARY -- An anniversary of the Issue Date of this Contract.

CONTRACT YEAR -- A one-year period starting on the Issue Date and on each Contract Anniversary thereafter.

FIXED ANNUITY PAYMENTS -- A series of payments made by us during the Annuity Period which we guarantee as to dollar amount. Fixed Annuity payments are made out of our General Account.

GENERAL ACCOUNT -- All of our assets other than those in any segregated asset account.

INVESTMENT OPTIONS -- The investment choices within the Separate Account available under the Contract.

ISSUE DATE -- The date this Contract was issued. The Issue Date is shown on the Contract Schedule.

JOINT OWNER -- If there is more than one Owner, each Owner shall be a Joint Owner of the Contract.

NOTICE -- Any form of communication providing information we need, either in signed writing or another manner that we approve in advance. All Notices to us must be sent to our Annuity Service Office and received in good order. To be effective for a Business Day, a Notice must be received in good order prior to the end of that Business Day.

OWNER -- The person(s) or entity(ies) entitled to the ownership rights under this Contract. If Joint Owners are named, all references to Owner shall mean Joint Owners. (Referred to as "you or yours.")

PURCHASE PAYMENT -- Any amount paid to us under this Contract as consideration for the benefits it provides, less any Premium and Other Taxes deducted upon receipt of a Purchase Payment.

SEPARATE ACCOUNT -- A segregated asset account of the Company designated on the Contract Schedule.

SUBACCOUNT -- Separate Account assets are divided into Subaccounts. Assets of each Subaccount will be invested in shares of an Investment Option.

VARIABLE ANNUITY PAYMENTS -- A series of payments made by us during the Annuity Period which vary in amount with the investment experience of each applicable Subaccount.

WITHDRAWAL VALUE -- The Account Value less any applicable withdrawal charge, less any Premium and Other Taxes, and less any Account Fee.


GENERAL PROVISIONS
THE CONTRACT -- The entire contract consists of this Contract, any riders or endorsements attached to this Contract, and a copy of the application, if one is attached to this Contract when issued. This Contract must be returned to us prior to the payment of any benefit unless otherwise waived by us. Prior to any payment of a death claim, due proof of death must be submitted to us.

INCONTESTABILITY -- We will not contest the validity of this Contract at any time following the Issue Date.

NON-PARTICIPATING -- This Contract will not share in any distribution by us of dividends.

MISSTATEMENT OF AGE OR SEX -- We may require proof of age or sex of the Annuitant before making any Annuity Payments under this Contract which are measured by the Annuitant's life. If the age or sex of the Annuitant has been misstated, the amount payable will be the amount that the Account Value would have provided at the correct age or sex.

Once Annuity Payments have begun, any underpayments will be made up in one sum with the next Annuity Payment. Any overpayments will be deducted from future Annuity Payments until the total is repaid. PROTECTION OF PROCEEDS -- No Beneficiary may commute, encumber, alienate or assign any payments under this Contract before they are due. To the extent permitted by law, no payments will be subject to the debts, contracts or engagements of any payee or to any judicial process to levy upon or attach the same for payment thereof.

REPORTS -- At least once each calendar year we will furnish you with a report showing the Account Value and any other information as may be required by law. We will send you confirmations of certain transactions. Reports and confirmations will be sent to your last known address. You will have 60 days from the date you receive your report or confirmation to inform us of any errors in the report or confirmation, otherwise the report or confirmation will be deemed to be final and correct.

PREMIUM AND OTHER TAXES -- Any taxes paid by us to any governmental entity relating to this Contract will be deducted from the Purchase Payments or Account Value when incurred. We will, at our sole discretion, determine when taxes relate to the Contract, including when they have resulted from: the investment experience of the Separate Account; receipt by us of the Purchase Payments; or commencement of Annuity Payments. We may, at our sole discretion, pay taxes when due and deduct that amount from the Account Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. We will deduct any withholding taxes required by applicable law.

EVIDENCE OF SURVIVAL -- We may require satisfactory evidence of the continued survival of any person(s) on whose life Annuity Payments are based. We reserve the right to discontinue Annuity Payments until satisfactory proof of continued survival is received.

MODIFICATION OF CONTRACT -- This Contract may be modified by us in order to maintain compliance with applicable state and federal law. This Contract may be changed or altered only in writing signed by our President or our Secretary.

INACTIVE CONTRACT -- We may terminate this Contract by paying you the Account Value, in one sum if prior to the Annuity Date, you make no Purchase Payments for two consecutive Contract Years, the total amount of Purchase Payments made, less any partial withdrawals, is less than $2,000, and the Account Value on or after the end of such two year period is less than $2,000. We will give you 60 days notice to make a Purchase Payment before we take any action.


ANNUITANT, OWNERSHIP, ASSIGNMENT
PROVISIONS

OWNER -- You, as the Owner, have all the interest and rights under this Contract. The Owner is the person designated as such on the Issue Date, unless changed.

You may change the Owner at any time. A change of Owner will automatically revoke any prior designation of Owner. A request for change must be:

1.   by Notice; and

2.   received by us at the Annuity Service Office.

The change will become effective as of the date the Notice is signed. A new designation of Owner will not apply to any payment made or action taken by us prior to the time the new designation was recorded at our Annuity Service Office. Any change of Owner is subject to our underwriting rules in effect at the time of the request.

JOINT OWNER -- A Contract may be owned by Joint Owners, limited to two natural persons. Joint Owners have equal ownership rights and must both authorize any exercising of those ownership rights unless otherwise allowed by us. Upon the death of either Owner, the surviving Joint Owner will be deemed to be the primary Beneficiary.

ANNUITANT -- The Annuitant is the person on whose life Annuity Payments are based. The Annuitant is the person designated by you as of the Issue Date, unless changed prior to the Annuity Date. The Annuitant may not be changed in a Contract which is owned by a non-natural person. Any change of Annuitant is subject to our underwriting rules in effect at the time of the request.

ASSIGNMENT -- You may assign your rights under this Contract. We will not be bound by any assignment until Notice of the assignment is recorded by us. We are not responsible for the validity of any assignment. We will not be liable for any payment or other settlement made by us before we record the Notice of the assignment.


BENEFICIARY PROVISIONS
BENEFICIARY -- The Beneficiary designation in effect on the Issue Date will remain in effect, unless changed. Unless you provide otherwise, the death benefit will be paid in equal shares or all to the Beneficiary(ies) as follows:

1. to the primary Beneficiary(ies) who survive you (or if the Owner is not a natural person, the Annuitant's death); or if there are none, then

2. to the contingent Beneficiary(ies) who survive you (or if the Owner is not a natural person, the Annuitant's death); or if there are none, then

3.   to your estate.

If Joint Owners have been designated, unless you inform us otherwise, the surviving Joint Owner will be treated as the primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated in a Notice to us.

CHANGE OF BENEFICIARY -- Subject to the rights of any irrevocable Beneficiary, you may change the primary Beneficiary or contingent Beneficiary. A change may be made by filing a Notice with us. The change will take effect as of the date the Notice is signed. We will not be liable for any payment made or action taken before we record the change.


PURCHASE PAYMENT PROVISIONS
PURCHASE  PAYMENTS -- The initial Purchase Payment is due on the Issue Date. The
Minimum  Subsequent   Purchase  Payment  and  Maximum  Total  Purchase  Payments
permitted under this Contract, are shown on the Contract Schedule.

CHANGE IN PURCHASE PAYMENTS -- Subject to the Minimum and Maximum Purchase Payments shown on the Contract Schedule, you may increase or decrease or change the frequency of subsequent Purchase Payments.

ALLOCATION OF PURCHASE PAYMENTS -- The allocation of Purchase Payments is made in accordance with your selection made at the Issue Date. Unless you elect otherwise, subsequent Purchase Payments will be allocated in accordance with your initial selection. Allocation of the Purchase Payments is subject to the Allocation Requirements set forth on the Contract Schedule. If there are Joint Owners, unless we are instructed to the contrary, allocation instructions will be accepted from either one of the Joint Owners.


ACCOUNT VALUE PROVISION
ACCOUNT VALUE -- Your Account Value for any Business Day is the sum of your interests in the Subaccounts of the Separate Account as of such Business Day.

The portion of your Account Value in a Subaccount is determined by multiplying the number of Accumulation Units allocated to the Contract for the Subaccount by the Accumulation Unit Value.

ACCOUNT FEE -- We will deduct an Account Fee from your Account Value as set forth on the Contract Schedule.


SEPARATE ACCOUNT PROVISIONS
THE  SEPARATE  ACCOUNT -- The  Separate  Account is  designated  on the Contract
Schedule and consists of assets, which are kept separate from our General Account assets and all of our other segregated asset accounts. The assets of the Separate Account, equal to reserves and other liabilities of your Contract and those of other owners who have an interest in the Separate Account, will not be charged with liabilities arising out of any other business we may do.

The Separate Account assets are divided into Subaccounts. The assets of each Subaccount are allocated to an Investment Option.

INVESTMENTS OF THE SEPARATE ACCOUNT -- Purchase Payments applied to the Separate Account are allocated to the Subaccounts of the Separate Account. We may, from time to time, add additional Investment Options. You may be permitted to transfer all or a portion of your Account Value to the additional Investment Option(s). However, the right to make any transfer will be limited by any terms and conditions in effect at the time of transfer.

If the shares of any of the Investment Options become unavailable for investment by the Separate Account, or we deem further investment in these shares inappropriate, we may prohibit or otherwise limit further purchase of such shares or substitute shares of another Investment Option for shares already purchased under this Contract, subject to obtaining any necessary regulatory approvals.

CHANGE IN OPERATION -- We reserve the right to transfer assets of the Separate Account to another account, and to modify the structure or operation of the Separate Account, subject to obtaining any necessary regulatory approvals. If we do so, we guarantee that such modification will not affect your Account Value.

VALUATION OF ASSETS -- Assets of the Separate Account are valued at their fair market value in accordance with our procedures.

ACCUMULATION UNIT -- Accumulation Units shall be used to account for all amounts allocated to or withdrawn from a Subaccount of the Separate Account as a result of Purchase Payments, withdrawals, transfers, or fees and charges. We will determine the number of Accumulation Units of a Subaccount purchased or canceled. This is done by dividing the amount allocated to (or the amount withdrawn from) the Subaccount, by the dollar value of one Accumulation Unit of the Subaccount as of the end of the Business Day during which the Notice for the transaction is received at the Annuity Service Office.

ACCUMULATION  UNIT  VALUE  -- The  initial  Accumulation  Unit  Value  for  each
Subaccount was set by us. Subsequent Accumulation Unit values for each Subaccount are determined by multiplying the Accumulation Unit Value for the immediately preceding Business Day by the Net Investment Factor of the Subaccount for the current Business Day.

The Accumulation Unit Value may increase or decrease from Business Day to Business Day.

NET INVESTMENT FACTOR -- The Net Investment Factor for each Subaccount is determined by dividing A by B and multiplying by (1-C) where:

A is    (i) the net asset value per share of the Investment Option held by the Subaccount at the end of the current Business Day; plus

       (ii)any dividend or capital gains per share declared on behalf of such Investment Option that has an ex-dividend date as of the current Business Day.

B is the net asset value per share of the Investment Option held by the Subaccount for the immediately preceding Business Day.

C is   (i) the Separate  Account  Product  Charges which are shown on the
           Contract Schedule for each day since the last Business Day. The daily charge is equal to the annual Separate Account Product Charges divided by 365; plus

       (ii)a charge factor, if any, for any taxes or any tax reserve we have established as a result of the operation of this Subaccount.

PRODUCT CHARGES -- We deduct Product Charges from the Separate Account and Account Value as shown on the Contract Schedule.


TRANSFER PROVISIONS
You may make certain transfers of your Account Value subject to the provisions set forth below. You may elect to make these transfers by telephone or other means acceptable to us. However, to elect this option you must first provide us with a Notice in a form that we may require. If there are Joint Owners, unless we are instructed to the contrary, transfer instructions will be accepted from either one of the Joint Owners. We will use reasonable procedures to confirm that instructions are genuine. Neither we nor our Annuity Service Office will be liable for any transfers made in accordance with your instructions. All transfers made on the same Business Day will be treated as one transfer. A transfer will be made as of the end of a Business Day when we receive a Notice containing all the required information necessary to process the request.

TRANSFERS DURING THE ACCUMULATION PERIOD -- During the Accumulation Period, you may ask us to transfer your Account Value from one Subaccount to another, subject to the following:

1. the maximum number of transfers per Contract Year is shown on the Contract Schedule;

2. we reserve the right to assess a transfer fee if the number of transfers exceeds the maximum number of permissible free transfers shown on the Contract Schedule;

3. the minimum and maximum amounts which may be transferred are shown on the Contract Schedule;

4. your right to make transfers is subject to limitations or modification by us if we determine, in our sole opinion, that the exercise of the right by one or more owners with interests in the Subaccount is, or would be, to the disadvantage of other owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right that is considered by us to be to the disadvantage of other owners. A limitation or modification could be applied to transfers to, or from, one or more of the Subaccounts and could include, but is not limited to:

     a.  the requirement of a minimum time period between each transfer;

     b. not accepting a transfer request from an agent acting under a power of attorney on behalf of more than one owner;

     c. limiting the dollar amount that may be transferred between the Subaccounts by an owner at any one time;

     d. requiring that a written transfer request be provided to us, signed by an owner;

5. to the extent permitted by applicable law, during times of drastic economic or market conditions, we may suspend the transfer privilege temporarily without notice and treat transfer requests based on their separate components (a redemption order with a simultaneous request for purchase of another Subaccount). In such a case, the redemption order would be processed at the source Subaccount's next determined Accumulation Unit Value. However, the purchase into the new Subaccount would be effective at the next determined Accumulation Unit Value for the new Subaccount only after we receive the proceeds from the source Subaccount, or we otherwise receive cash on behalf of the source Subaccount;

 6. transfers do not change the allocation instructions for future Purchase Payments or any pre-scheduled transfers.

TRANSFERS DURING THE ANNUITY PERIOD --Transfers made during the Annuity Period are subject to the following:

1. the maximum number of transfers between Subaccounts is shown on the Contract Schedule;

2.   you may not  make a  transfer  from the  General  Account  to the  Separate
     Account;

3. transfers among Subaccounts will be made by converting the number of Annuity Units being transferred to the number of Annuity Units of the Subaccount to which the transfer is made, so that the next Annuity Payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, Annuity Payments will reflect changes in the value of the new Annuity Units; and

4. you may make a transfer from the Separate Account to the General Account. The amount transferred to the General Account from a Subaccount of the Separate Account will be equal to the product of "(a)" multiplied by "(b)" multiplied by "(c)", where (a) is the number of Annuity Units representing your interest in the Subaccount per Annuity Payment; (b) is the Annuity Unit value for the Subaccount; and (c) is the present value of $1.00 per payment period for the remaining annuity benefit period based on the Attained Age of the Annuitant at time of transfer, and calculated using the same actuarial basis as the Variable Annuity rates applied on the Annuity Date for the Annuity Option elected. Amounts transferred to the General Account will be applied under the Annuity Option elected at the Attained Age of the Annuitant at the time of the transfer using the Fixed Annuity Option Table. If at the time of transfer, the then current Fixed Annuity Option rates applicable to this class of contracts provide a greater payment, the greater payment will be made. All amounts and Annuity Unit values will be determined as of the end of the Business Day on which we receive a Notice.


DEATH BENEFIT PROVISIONS
DEATH OF OWNER DURING THE ACCUMULATION PERIOD -- During the Accumulation Period, the death benefit will be paid to your Beneficiary(ies) upon your death, or upon the first death of a Joint Owner.

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD -- The death benefit is the Account Value determined as of the end of the Business Day on which we have received both due proof of death and an election for the payment method. The death benefit amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will continue to be subject to investment risk. This risk is borne by the Beneficiary.

DEATH BENEFIT OPTIONS DURING THE ACCUMULATION PERIOD -- A Beneficiary must elect the death benefit to be paid under one of the options below (unless the Owner has previously made such election) in the event of the death of an Owner during the Accumulation Period. In addition, if the Beneficiary is the spouse of the Owner, he or she may elect to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The death benefit options available under the Contract are:

Option 1-- lump sum payment of the death benefit; or

Option 2 -- the payment of the entire death benefit within five (5) years of the date of the death of the Owner or the first Joint Owner to die; or

Option 3 -- payment of the death benefit under an Annuity Option over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one year of the date of death of the Owner or the first Joint Owner to die.

Any portion of the death benefit not applied under Option 3 within one (1) year of the date of the Owner's or Joint Owner's death must be distributed within five (5) years of the date of death.

If a lump sum payment is requested, the amount will be paid within seven (7) days of receipt of proof of death and the election, unless the Suspension or Deferral of Payments Provision is in effect.

Payment to the Beneficiary, other than in a lump sum, may only be elected during the sixty (60) day period beginning with the date of receipt of proof of death.

DEATH OF OWNER DURING THE ANNUITY
PERIOD -- If the Owner or a Joint Owner, who is not the Annuitant, dies during the Annuity Period, any remaining payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at the time of the Owner's death. Upon the death of the Owner or a Joint Owner during the Annuity Period, the Beneficiary becomes the Owner.

DEATH OF ANNUITANT -- Upon the death of an Annuitant, who is not the Owner or Joint Owner, during the Accumulation Period, the Owner automatically becomes the Annuitant. The Owner may select a new Annuitant if the Owner does not want to be the Annuitant. Any new Annuitant designation will be subject to the Company's underwriting rules then in effect. However, if the Owner is a non-natural person, the death of the primary Annuitant will be treated as the death of the Owner.

Upon the death of the Annuitant during the Annuity Period, the death benefit, if any, will be as specified in the Annuity Option elected. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

PAYMENT OF DEATH BENEFIT -- We will require due proof of death before any death benefit is paid. Due proof of death will be:

1.   a certified death certificate;

2. a certified decree of a court of competent jurisdiction as to the finding of death;

3.   a written statement by a licensed medical doctor who attended the deceased;
     or

4.   any other proof satisfactory to us.

Any death benefit will be paid in accordance with applicable law or regulations governing death benefit payments.

In all events, this Contract will be continued and administered in accordance with Section 72 (s) of the Internal Revenue Code, as amended.


WITHDRAWAL PROVISIONS
WITHDRAWALS -- Prior to the Annuity Date, you may, upon Notice to us, make a total or partial withdrawal of the Withdrawal Value. A withdrawal will result in the cancellation of Accumulation Units from each applicable Subaccount of the Separate Account in the ratio that the Account Value in the Subaccount bears to the total Account Value. You must specify in a Notice to us from which Subaccount(s) values are to be withdrawn if other than the above method is desired. We will pay the amount of any withdrawal within seven (7) days of receipt of the Notice in good order unless the Suspension or Deferral of Payments or Transfers from the Separate Account provision is in effect.

Each partial withdrawal must be for an amount which is not less than the minimum shown on the Contract schedule or, if smaller, the remaining Withdrawal Value. If the withdrawal would result in the Account Value being less than the Minimum Withdrawal Value which must remain in the Contract after a Partial Withdrawal as shown on the Contract schedule we will treat the withdrawal request as a request for a full withdrawal.

WITHDRAWAL CHARGE -- Upon withdrawal of all or a portion of the Account Value, a Withdrawal Charge as set forth on the Contract schedule may be assessed. Under certain circumstances, described on the Contract schedule, a withdrawal may be made without the imposition of a Withdrawal Charge.

For a partial withdrawal, the Withdrawal Charge will be deducted from the remaining Account Value, if sufficient, or from the amount withdrawn.


ANNUITY PROVISIONS
ANNUITY DATE -- The Annuity Date is shown on the Contract Schedule. Prior to the Annuity Date, you may, subject to the Annuity Requirements set forth on the Contract Schedule, change the Annuity Date upon thirty (30) days prior Notice to us.

ELECTION OF ANNUITY OPTION -- The Annuity Option is elected by you. If no Annuity Option is elected, Option 2 - Life Annuity with Ten (10) Years of Annuity Payments Guaranteed will automatically be applied. Upon thirty (30) days Notice prior to the Annuity Date you may change the Annuity Option.

ANNUITY OPTIONS -- You may elect to receive Annuity Payments monthly, quarterly, semi-annually or annually. The following Annuity Options, or any other Annuity Option acceptable to you and us, may be elected:

Option 1 -- Life Annuity -- We will make Annuity Payments, payable at the frequency elected, during the lifetime of the Annuitant and terminating with the last payment due prior to the Annuitant's death.

Option 2 -- Life Annuity with 10 Years of Annuity Payments Guaranteed -- We will make Annuity Payments, payable at the frequency elected, during the lifetime of the Annuitant with a guarantee that if at the Annuitant's death there have been less than 10 years of Annuity Payments made as selected, Annuity Payments will continue for the remainder of the Guaranteed Period. You may elect to have the present value of the guaranteed Variable Annuity Payments remaining, as of the date due proof of the Annuitant's death is received at our Annuity Service Office, commuted at the Assumed Investment Return selected. We will require the return of this Contract and proof of death prior to the payment of any commuted values.

Option 3 -- Joint and Last Survivor Annuity -- We will make Annuity Payments, payable at the frequency elected, during the joint lifetime of the Annuitant and the Joint Annuitant. Upon the death of either the Annuitant or Joint Annuitant, Annuity Payments will continue to be paid during the remaining lifetime of the survivor. Annuity Payments cease with the final Annuity Payment due prior to the last survivor's death.

Option 4 -- Joint and Last Survivor Annuity with 10 Years of Annuity Payments Guaranteed -- We will make Annuity Payments, payable at the frequency elected, during the joint lifetime of the Annuitant and the Joint Annuitant. Upon the death of either the Annuitant or Joint Annuitant, Annuity Payments will continue to be paid during the remaining lifetime of the survivor. If at the last death of the Annuitant and the Joint Annuitant, there have been less than 10 years of Annuity Payments made as selected, Annuity Payments will continue to be made for the remainder of the Guaranteed Period. You may elect to have the present value of the guaranteed Variable Annuity Payments remaining, as of the date due proof of the Annuitant's death is received at our Annuity Service Office, commuted at the Assumed Investment Return selected. We will require the return of this Contract and proof of death prior to the payment of any commuted values.

ANNUITY -- You can elect to have the Annuity Option payable as Fixed Annuity Payments or Variable Annuity Payments or a combination. Fixed Annuity Payments are guaranteed as to dollar amount. Variable Annuity Payments will reflect the investment experience of the Separate Account in accordance with the allocation of the Account Value to the Subaccounts. Unless another payee is designated, you will be the payee of the Annuity Payments.

The Adjusted Account Value will be applied to the applicable Fixed and/or Variable Annuity Tables to determine your first Annuity Payment. The Adjusted Account Value is determined on the Annuity Calculation Date which is a Business Day no more than five Business Days prior to the Annuity Date. The Adjusted Account Value is the Account Value, less any Premium and Other Taxes or other applicable taxes and less the Account Fee. The amount of the first payment for each $1,000 of Adjusted Account Value is shown in the Annuity Tables.

FIXED ANNUITY -- Fixed Annuity Payments are based upon the Annuity Option elected, the Annuitant's Attained Age and sex, and the appropriate Fixed Annuity Option Table. If, as of the Annuity Calculation Date, the then-current Fixed Annuity Option rates applicable to this class of contracts provide an Annuity Payment greater than that which is guaranteed under the same Annuity Option under this Contract, then the greater payment will be made.

VARIABLE ANNUITY -- Variable Annuity Payments are not predetermined as to dollar amount; and will increase or decrease in proportion to the amount that the Net Investment Factor exceeds the Assumed Investment Return selected.

The dollar amount of the first Variable Annuity Payment is determined as follows. The first Variable Annuity Payment will be based upon the Annuity Option elected, the Annuitant's Attained Age and sex, and the appropriate Variable Annuity Option Table. If, as of the Annuity Calculation Date, the then current Variable Annuity Option rates applicable to this class of Contracts provide a first Annuity Payment greater than that which is guaranteed under the same Annuity Option under this Contract, the greater payment will be made.

The dollar amount of Variable Annuity Payments for each applicable Subaccount after the first payment is determined as follows:

1. the dollar amount of the first Variable Annuity Payment is divided by the value of an Annuity Unit for each applicable Subaccount as of the Annuity Calculation Date. This establishes the number of Annuity Units for each monthly payment. The number of Annuity Units for each applicable Subaccount remains fixed during the Annuity Period, unless you transfer values from the Subaccount to another Subaccount;

2. the fixed number of Annuity Units per payment in each Subaccount is multiplied by the Annuity Unit value for that Subaccount for the Business Day for which the Annuity Payment is being calculated. This result is the dollar amount of the payment for each applicable Subaccount, less any Account Fee.

The total dollar amount of each Variable Annuity Payment is the sum of all Subaccount Variable Annuity Payments.

ANNUITY UNIT -- The initial Annuity Unit Value for each Subaccount of the Separate Account was set by us.

The subsequent Annuity Unit value for each Subaccount is determined by multiplying the Annuity Unit value for the immediately preceding Business Day by the Net Investment Factor for the Subaccount for the current Business Day and multiplying the result by a factor for each day since the last Business Day which offsets the Assumed Investment Return used to develop the Variable Annuity Tables. You select the Assumed Investment Return (which must be acceptable to us) to be used at the time this Contract is issued. Upon thirty (30) days Notice, prior to the Annuity Date, you may change the selected Assumed Investment Return. If you do not select an Assumed Investment Return, the Assumed Investment Return will be the one shown in the Annuity Requirements on the Contract Schedule.

FREQUENCY AND AMOUNT OF ANNUITY PAYMENTS -- Annuity Payments will be paid as monthly installments or at any frequency acceptable to you and us. The Adjusted Account Value on the Annuity Calculation Date is applied to the Annuity Table for the Annuity Option elected. If the amount of the Adjusted Account Value to be applied under an Annuity Option is less than $5,000, we reserve the right to make one lump sum payment in lieu of Annuity Payments. If the amount of any Annuity Payment would be or becomes less than $100, we may reduce the frequency of payments to an interval which will result in each payment being at least $100.

ANNUITY PAYMENT GUARANTEE -- We guarantee that the dollar amount of each Variable Annuity Payment after the first Annuity Payment will not be affected by variations in actual mortality experience or expenses, but only by investment experience. The amount of each Fixed Annuity Payment will not change.

BASIS OF PAYMENTS -- The Annuity Tables are based on the tables defined under the Annuity Requirements set forth on the Contract Schedule.


SUSPENSION OR DEFERRAL OF
PAYMENTS OR TRANSFERS FROM
THE SEPARATE ACCOUNT
We reserve the right to suspend or postpone payments for a withdrawal or transfer for any period when:

1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

2.   trading on the New York Stock Exchange is restricted;

3. an emergency exists as a result of which disposal of securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets; or

4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of the Owner.

The applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

RESERVES, VALUES AND BENEFITS
All reserves are greater than, or equal to, those required by statute. Any values and death benefits that may be available under this Contract are not less than the minimum benefits required by any law of the state in which this Contract is delivered.




                FIXED ANNUITY TABLES AND VARIABLE ANNUITY TABLES

                         AMOUNT OF FIRST MONTHLY PAYMENT
                           PER $1000 OF CONTRACT VALUE


                                 Annuitant Only

Option 1: Life Annuity                                                     Option 2: Life Annuity with 10 Years of





                                                                           Annuity Payments Guaranteed

------------------------------------------------------------------------------------------------------------------------------------
 Attained Age                                                               Attained Age
 of Annuitant               Male             Female                         of Annuitant               Male            Female
------------------------------------------------------------------------------------------------------------------------------------

       55                    3.95              3.72                             55                      3.93             3.71
       60                    4.30              4.01                             60                      4.26             3.99
       65                    4.75              4.40                             65                      4.68             4.36
       70                    5.37              4.92                             70                      5.23             4.84
       75                    6.24              5.64                             75                      5.92             5.47
       80                    7.43              6.68                             80                      6.73             6.29
       85                    9.08              8.22                             85                      7.61             7.26




                          Annuitant and Joint Annuitant

Option 3: Joint and Last Survivor Life Annuity

                                                                     Age of Female Joint Annuitant

------------------------------------------------------------------------------------------------------------------------------------
 Attained Age                  10 Years              5 Years              Same                 5 Years             10 Years
 of Male Annuitant             Younger               Younger              Age                  Older               Older
------------------------------------------------------------------------------------------------------------------------------------

          55                      3.21                  3.33               3.44                 3.56                 3.66
          60                      3.37                  3.52               3.67                 3.81                 3.94
          65                      3.58                  3.77               3.96                 4.15                 4.33
          70                      3.84                  4.09               4.35                 4.61                 4.85
          75                      4.19                  4.53               4.89                 5.25                 5.58
          80                      4.66                  5.13               5.64                 6.15                 6.59
          85                      5.31                  5.98               6.71                 7.42                 8.02




Option 4: Joint and Last Survivor Annuity with 10 Years of Annuity Payments Guaranteed

                                                                     Age of Female Joint Annuitant

------------------------------------------------------------------------------------------------------------------------------------





 Attained Age                  10 Years              5 Years              Same                 5 Years             10 Years
 of Male Annuitant             Younger               Younger              Age                  Older               Older
------------------------------------------------------------------------------------------------------------------------------------

          55                      3.21                  3.33               3.44                 3.55                 3.66
          60                      3.37                  3.52               3.67                 3.81                 3.94
          65                      3.58                  3.76               3.96                 4.15                 4.32
          70                      3.84                  4.09               4.35                 4.60                 4.83
          75                      4.19                  4.52               4.87                 5.22                 5.51
          80                      4.65                  5.10               5.58                 6.03                 6.38
          85                      5.27                  5.88               6.50                 7.02                 7.35


Monthly installments for ages not shown will be furnished on request.

Form 7010 (11/00)

INDIVIDUAL FLEXIBLE PURCHASE PAYMENT
DEFERRED VARIABLE ANNUITY CONTRACT

NONPARTICIPATING
NO DIVIDENDS



                 Security First Life Insurance Company
                          11365 West Olympic Boulevard
                          Los Angeles, California 90064